Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Funds

SSGA Active Trust

OPERATIONAL ETFS AND PORTFOLIOS

State Street® Blackstone High Income ETF

State Street® Blackstone Senior Loan ETF

State Street® Bridgewater® All Weather® ETF

State Street® DoubleLine® Emerging Markets Fixed Income ETF

State Street® DoubleLine® Short Duration Total Return Tactical ETF

State Street® DoubleLine® Total Return Tactical ETF

State Street® Fixed Income Sector Rotation ETF

State Street® Galaxy Digital Asset Ecosystem ETF

State Street® Galaxy Hedged Digital Asset Ecosystem ETF

State Street® Galaxy Transformative Tech Accelerators ETF

State Street® Global Allocation ETF

State Street® IG Public & Private ABS ETF

State Street® IG Public & Private Credit ETF

State Street® Income Allocation ETF

State Street® Loomis Sayles Opportunistic Bond ETF

State Street® Multi-Asset Real Return ETF

State Street® My2026 Corporate Bond ETF

State Street® My2026 Municipal Bond ETF

State Street® My2027 Corporate Bond ETF

State Street® My2027 Municipal Bond ETF

State Street® My2028 Corporate Bond ETF

State Street® My2028 Municipal Bond ETF

State Street® My2029 Corporate Bond ETF

State Street® My2029 Municipal Bond ETF

State Street® My2030 Corporate Bond ETF

State Street® My2030 Municipal Bond ETF

State Street® My2031 Corporate Bond ETF

State Street® My2031 Municipal Bond ETF

State Street® My2032 Corporate Bond ETF

State Street® My2033 Corporate Bond ETF

State Street® My2034 Corporate Bond ETF

State Street® My2035 Corporate Bond ETF

State Street® My2027 High Yield Corporate Bond ETF

State Street® My2028 High Yield Corporate Bond ETF

State Street® My2029 High Yield Corporate Bond ETF

State Street® My2030 High Yield Corporate Bond ETF

State Street® My2031 High Yield Corporate Bond ETF

State Street® Nuveen Municipal Bond ESG ETF

State Street® Nuveen Municipal Bond ETF

State Street® Short Duration IG Public & Private Credit ETF

State Street® Ultra Short Term Bond ETF

State Street® US Equity Premium Income ETF

State Street® US Sector Rotation ETF

[REDACTED]

Dated: March 4, 2026